                                 Exhibit 10ww

                 EMPLOYEE STOCK PURCHASE AND STOCK AWARD PLAN
                                      OF
                         LEVI STRAUSS ASSOCIATES INC.

                               -----------------

                                  AMENDMENTS

       WHEREAS, LEVI STRAUSS ASSOCIATES INC. (the "Company") has adopted the Employee Stock Purchase and Stock Award Plan of Levi Strauss Associates Inc. (the "Plan");

       WHEREAS, pursuant to Section 10.1 of the Plan, the Board of Directors of the Company is authorized to amend the Plan at any time and for any reason;

       WHEREAS, the Company and certain of its major stockholders are considering a transaction intended to ensure the long-term private, family ownership of the Company (the "Transaction") and which would involve the elimination of Company stock as an investment under the Plan;

       WHEREAS, by resolutions duly adopted on November 30, 1995, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt amendments to the Plan in order to accommodate and reflect the possibility of the Transaction and any related transactions; and

       WHEREAS, effective as of December 7, 1995 the Company adopted a new Appendix A to the Plan to accommodate and reflect the possibility of the Transaction and any related transactions;

       WHEREAS, the Company wants to amend Appendix A to delay the application of certain provisions of Appendix A;

       WHEREAS, the amendments herein are within the scope of such delegated authority of Robert D. Haas;

       NOW, THEREFORE, effective as of the date hereof, Appendix A of the Plan is hereby amended and restated in its entirety to read as set forth on the attached exhibit.

       IN WITNESS WHEREOF, the undersigned has set his hand hereunto, on December 7, 1995.


                                    /s/ Robert D. Haas
                                    _________________________________________
                                    Robert D. Haas
                                    Chairman of the Board and Chief Executive
                                    Officer
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                                                                         EXHIBIT


                          EMPLOYEE STOCK PURCHASE AND
                               STOCK AWARD PLAN


                                  APPENDIX A

                             --------------------



1.   Introduction.
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     Effective as of the Suspension Date (as such term is defined below), the provisions of this Appendix A to the Plan are applicable with respect to the transactions and events specified below, instead of the provisions of the main text of the Plan which would otherwise govern such transactions and events. For purposes of this Appendix A, the term "Suspension Date" shall mean the date on which the Company commences distribution (including but not limited to distribution by electronic mail) of a summary of the terms of this Appendix A.

2.   Closing of Participation.
     ------------------------

     On and after December 25, 1995, no Eligible Employee who was not a Participant in the Plan on the date before the Suspension Date may become a Participant in the Plan.

3.   Termination of Purchases and Awards.
     -----------------------------------

     On and after the Suspension Date, there will be no purchases or awards of Class E Stock under Articles IV and V of the Plan, respectively. At a time after the Suspension Date determined by the Administrator (as defined in the rules prescribed by the Committee), the Administrator shall terminate all contributions to the Plan and distribute to each Participant the value of his or her Account under the Plan.

4.   Suspension of Stock Transactions.
     --------------------------------

     Hardship Sales under Section 7.1, Demand Sales under Section 7.2 and sales subsequent to Termination of Employment under Section 7.4 (except for sales required by the Company pursuant to Section 7.4) shall be suspended, effective for any request for such a transaction received by the Committee on or after the Suspension Date. The suspension of such transactions shall remain in effect until terminated by the Chief Executive Officer of the Company. All requests for transactions under Sections 7.1, 7.2 and 7.4 which are received before the Suspension Date shall be processed as if the Suspension Date is a Purchase Date and at the Fair Market Value in effect as of the most recent preceding Purchase Date.